UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced on February 5, 2026, Reliance Global Group, Inc., a Florida corporation (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Enquantum Ltd., an Israeli company (“Enquantum”), pursuant to which the Company agreed to acquire, subject to specified milestone criteria and other customary conditions, up to 51% of Enquantum’s issued and outstanding share capital on a fully diluted basis.

On February 23, 2026, the Company consummated the closing of the transactions contemplated by the Share Purchase Agreement (the “Closing”). At the Closing, the Company acquired an equity interest in Enquantum representing approximately 8% of Enquantum’s issued and outstanding share capital on a fully diluted basis. The Closing included (i) the conversion of a previously issued secured bridge note in the principal amount of $166,000 into Enquantum ordinary shares and (ii) an additional cash investment pursuant to the first milestone tranche under the Share Purchase Agreement.

The Share Purchase Agreement provides for additional milestone-based tranche investments designed to increase the Company’s ownership in Enquantum over time to an aggregate of 51% of Enquantum’s issued and outstanding share capital on a fully diluted basis, subject to the satisfaction (or waiver) of specified operational and commercialization milestones and other customary conditions.

In connection with the Closing, on February 19, 2026, the Company and Enquantum entered into Amendment No. 1 to the Share Purchase Agreement (“Amendment No. 1”). Amendment No. 1 provides the Company with the right, in its sole and absolute discretion, at any time following the Closing, to accelerate the funding of any one or more milestone tranches set forth in the milestone schedule to the Share Purchase Agreement, regardless of whether the applicable milestone has been satisfied, by delivering written notice to Enquantum specifying the tranche(s) to be accelerated and the proposed closing date.

Upon receipt of such notice, Enquantum is obligated to take all required corporate actions and cooperate to consummate the issuance of the applicable ordinary shares on or prior to the designated closing date. In the case of any accelerated tranche, the requirement that the applicable milestone be satisfied as a condition to such tranche closing is deemed waived by the Company; however, the exercise of such acceleration right does not constitute a waiver of any other representations, warranties, covenants, conditions, rights or remedies of the Company under the Share Purchase Agreement or related transaction documents.

Except as expressly amended by Amendment No. 1, the Share Purchase Agreement remains in full force and effect.

In connection with the Closing and pursuant to the terms of the Share Purchase Agreement, Ezra Beyman, the Company’s Chairman and Chief Executive Officer, was appointed to the board of directors of Enquantum, effective as of February 23, 2026.

Mr. Beyman was appointed to Enquantum’s board pursuant to the governance provisions set forth in the Share Purchase Agreement. There are no arrangements or understandings between Mr. Beyman and any other persons pursuant to which he was appointed to Enquantum’s board, other than the Share Purchase Agreement. There are no related party transactions between Mr. Beyman and Enquantum that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Share Purchase Agreement and Amendment No. 1 do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Purchase Agreement, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 10, 2026, and Amendment No. 1, filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities

The issuance of Enquantum ordinary shares to the Company at the Closing was made in a transaction not involving a public offering and was effected outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and/or pursuant to Section 4(a)(2) of the Securities Act.

In addition, pursuant to the Share Purchase Agreement, as previously disclosed, the Company has agreed, subject to the satisfaction (or waiver) of specified milestone criteria and other closing conditions, to issue to Enquantum shares of the Company’s common stock, par value $0.086 per share (the “Common Stock”), with an aggregate value of $125,000 (the “Top-Up Shares”), in connection with a final control top-up intended to increase the Company’s ownership in Enquantum from 48% to 51% on a fully diluted basis. The number of Top-Up Shares, if any, will be determined based on the last reported sale price of the Common Stock on The Nasdaq Stock Market LLC on the trading day immediately preceding the applicable control top-up closing.

Any Top-Up Shares will be issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. No Top-Up Shares have been issued as of the date of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 23, 2026, the Company issued a press release announcing the Initial Closing and related developments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Share Purchase Agreement, entered into between the Company and Enquantum Ltd. Dated February 5, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 10, 2026).
10.2	Amendment No. 1 to the Share Purchase Agreement, dated February 19, 2026, entered into between the Company and Enquantum Ltd.
99.1	Press Release, dated February 23, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The omitted schedules and exhibits contain information that is not material and/or is of the type that the Company treats as private or confidential. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: February 25, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer